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                                                                     EXHIBIT 5.1

                   [JAFFE, RAITT, HEUER & WEISS LETTERHEAD]



                                August 20, 1997



Sun Communities Operating Limited Partnership
31700 Middlebelt Road, Suite 145
Farmington Hills, Michigan  48334

      Re: Prospectus Supplement, dated August 20, 1997, for Medium-Term Note Program of Sun Communities Operating Limited Partnership, a Michigan limited partnership (the "Company")

Gentlemen:

     We have acted as counsel for the Company in connection with the issuance and sale by the Company of up to $100,000,000 aggregate principal amount of the Company's Medium-Term Notes due nine months or more from date of issue (the "Notes"). In our capacity as legal counsel to the Company, we have examined and relied upon the following documents:

           A. The joint registration statement of the Company and Sun Communities, Inc., a Maryland corporation ("Sun"), on Form S-3, Registration No. 333-14595 (the "Registration Statement"), and the Prospectus constituting a part thereof, dated October 30, 1996, relating to the issuance from time to time of up to $500,000,000 aggregate principal amount of securities pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the "1933 Act"); and

           B. The Prospectus Supplement, dated August 20, 1997, to the above-referenced Prospectus relating to the Notes and filed with the Securities and Exchange Commission pursuant to Rule 424 promulgated under the 1933 Act (the "Prospectus Supplement");

           C. Indenture, dated as of April 24, 1996, among Bankers Trust Company, a New York banking corporation, as trustee, Sun, and the Company;

           D. First Supplemental Indenture, dated as of August 20, 1996, among Bankers Trust Company, a New York banking corporation, as trustee, Sun, and the Company;

           E. Certified copy of the Charter of Sun issued by the State Department of Assessments and Taxation of Maryland;

           F. Copies of the bylaws, minute books, partnership agreements, and other organizational documents for Sun, the Company and their subsidiaries provided to us by management of the Company; and



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Sun Communities Operating Limited Partnership
August 20, 1997
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           G. President's Certificate attached hereto as Exhibit "A".

     This opinion is governed by, and shall be interpreted in accordance with,
Part II of the Report of the Ad Hoc Committee of the Business Law Section of the State Bar of Michigan on Standardized Legal Opinions in Business Transactions dated August 1, 1991, incorporated herein by reference. Without limiting the generality of the foregoing, the meaning of the terms and phrases used in this opinion (other than those defined in the Agreement) is governed by and is subject to such Part II.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies. To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     Our review has been limited to examining the documents described above, the opinion of Ober, Kaler, Grimes & Shriver, Baltimore, Maryland, and applicable Michigan and federal law. To the extent that any opinion given herein relates to or is dependent upon factual information, or is expressed in terms of our knowledge or awareness, we have relied upon the assumptions stated above and the truth of the matters set forth in the President's Certificate.
We have not undertaken to independently verify such facts or information.

     Based solely upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof, the Notes in an aggregate principal amount of up to $100,000,000 (the "Authorized Amount") have been duly authorized by all necessary action by the Board of Directors of Sun, as the general partner of the Company, for offer, issuance, sale and delivery pursuant to the Indenture and, when the variable terms of the Notes have been established by the authorized officers of Sun, as the general partner of the Company, to whom such authority has been delegated, and the Notes have been executed and authenticated in the manner provided for in the Indenture and delivered by the Company to the purchasers thereof against payment of the consideration therefor, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (3) requirements that a claim with respect to any Notes payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (4) governmental authority to limit, delay, or prohibit the making of payments outside the United States. The opinions set forth in this paragraph are qualified, in each instance, by the limitation that the aggregate principal amount of Notes so offered, issued, sold and delivered may not exceed the Authorized Amount without further action by the Board of Directors of Sun. No



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Sun Communities Operating Limited Partnership
August 20, 1997
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opinion is expressed herein with respect to any Notes in an aggregate principal amount in excess of the Authorized Amount.

     We are admitted to practice law only in the State of Michigan and do not purport to be experts on or to express any opinion herein concerning any laws other than laws of the State of Michigan and the laws of the United States of America, and we expressly decline to opine as to the laws of any other jurisdiction. With respect to our opinions insofar as they implicate Maryland law, we have relied solely upon the opinion of Ober, Kaler, Grimes & Shriver, Baltimore, Maryland, and have not made any independent investigation of Maryland law. In addition, we note that the Indenture provides that it is to be governed by the laws of a state other than the State of Michigan. We have made no study of the laws, decisions and other authorities of such state, and we express no opinion concerning the validity, binding effect or enforceability of the Indenture under the laws of such state.

     We hereby consent to the filing of this opinion as an exhibit on the Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission on or about August 20, 1997, and to the use of the name of our firm in the Prospectus Supplement under the caption "LEGAL MATTERS".

                               Very truly yours,

                          JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                             /s/ Jeffrey L. Forman

                               Jeffrey L. Forman